Exhibit 10.5
EXECUTION VERSION
SECOND AMENDMENT TO
AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT
     This SECOND AMENDMENT TO AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT (this “Amendment”) is made and entered into as of the 27th day of July, 2009 (the “Amendment Date”), by and between Cornerstone BioPharma Holdings, Inc., a Delaware corporation (the “Company”), and David Price (the “Participant”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings given to them in the Restricted Stock Agreement (as defined below) or the Company’s 2005 Stock Incentive Plan (the “Plan”), as applicable.
W I T N E S S E T H :
     WHEREAS, the Company and the Participant entered into a Restricted Stock Agreement as of August 20, 2008, which was amended and restated as of October 31, 2008 and further amended by the First Amendment to Amended and Restated Restricted Stock Agreement dated June 12, 2009 (the “Restricted Stock Agreement”);
     WHEREAS, the Restricted Stock Agreement provides that, subject to the Participant’s continuing to provide services (whether as an employee, officer, director, consultant or advisor) to Cornerstone Therapeutics Inc., a Delaware corporation and the ultimate parent company of the Company (“Cornerstone Therapeutics”), on such dates, 25% of the Shares shall vest on each of the first four anniversaries of the Vesting Commencement Date, so that all of the Shares shall be vested four years after such date;
     WHEREAS, the Restricted Stock Agreement further provides that immediately prior to, and contingent upon, the consummation of a Change in Control Event, all of the Shares, to the extent that they are then unvested, shall vest in full and the forfeiture restrictions applicable to such Shares shall lapse;
     WHEREAS, on May 6, 2009, Chiesi Farmaceutici SpA, a corporation organized under the laws of Italy (“Chiesi”), entered into, among other agreements, (a) a stock purchase agreement (the “Company Stock Purchase Agreement”) with Cornerstone Therapeutics and (b) a stock purchase agreement (the “Initial Stock Purchase Agreement”) with (1) an entity controlled by Craig A. Collard, the President and Chief Executive Officer of Cornerstone Therapeutics and the Company, and (2) an entity controlled by Steven M. Lutz, the Executive Vice President, Manufacturing and Trade of Cornerstone Therapeutics and the Company, pursuant to which, among other things, on the Closing Date (as defined in the Company Stock Purchase Agreement), Chiesi will purchase from Cornerstone Therapeutics 11,902,741 newly issued shares of common stock, par value $0.001 per share, of Cornerstone Therapeutics (“CRTX Common Stock”), subject to future adjustment, and an aggregate of 1,600,000 shares of CRTX Common Stock from entities controlled by Mr. Collard and Mr. Lutz;

     WHEREAS, concurrently with the execution and delivery of the Company Stock Purchase Agreement and the Initial Stock Purchase Agreement, the Participant entered into a voting agreement (the “Voting Agreement”) with Chiesi, pursuant to which the Participant is subject to, among other things, transfer restrictions on the Shares while the Voting Agreement is in effect (such period, the “Voting Agreement Restriction Period”);
     WHEREAS, Cornerstone Therapeutics has adopted an insider trading policy, as such policy may be amended or superseded from time to time (the “Policy”), which prohibits the Participant from selling, pledging or donating the Shares during certain periods as prescribed by the Policy (each a “Policy Restriction Period”);
     WHEREAS, on the Closing Date, which is expected to occur on or about July 29, 2009, it is anticipated that Chiesi will acquire a number of shares of CRTX Common Stock such that it will become the beneficial owner of more than 50% of the combined voting power of the then-outstanding securities of Cornerstone Therapeutics entitled to vote generally in the election of directors, which would constitute a Change in Control Event;
     WHEREAS, in connection with any vesting of the Shares, the Participant will recognize substantial wages subject to income taxes and the Company (or one of its affiliates) will be required to remit applicable tax withholdings on the Participant’s income on the next business day;
     WHEREAS, the vesting of the Shares is expected to occur during a Voting Agreement Restriction Period and a Policy Restriction Period (each a “Restriction Period”);
     WHEREAS, the Participant has informed the Company that, in order to satisfy his obligation to the Company (or one of its affiliates) with respect to the tax withholding obligations that will arise in connection with the vesting of the Shares, the Participant will be required to sell a portion of the Shares; and
     WHEREAS, the Company and the Participant desire to amend the Restricted Stock Agreement (and such amendment is acceptable to Cornerstone Therapeutics) to defer both the date of any vesting of the Shares and the lapse of a substantial risk of forfeiture of the Shares until the first business day that does not fall during a Restriction Period such that if the Participant voluntarily resigns or terminates his employment with the Company (or any of its affiliates) other than for Good Reason (as defined in the Participant’s employment agreement with the Company (or any affiliate) in effect at the time the Participant gives notice of a Good Reason condition to the Company (or any affiliate) pursuant to such agreement) prior to the first business day that does not fall during a Restriction Period, the Shares will be forfeited.
     NOW, THEREFORE, in consideration of the premises set forth above and the mutual terms and conditions set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant agree as follows:

2

     1. Effective as of the Amendment Date, a new Section 3(d) shall be inserted into the Restricted Stock Agreement, as follows:
     (d) Continued Risk of Forfeiture. If the vesting of any Shares under Section 3(a) or 3(c) above would occur during a Restriction Period, such vesting shall be deferred and the risk of forfeiture of such Shares shall not lapse until the earlier of (1) the first business day that does not fall during a Restriction Period or (2) the termination of the Participant’s employment with Cornerstone Therapeutics (or any subsidiary thereof) by Cornerstone Therapeutics (or any subsidiary thereof) for any reason or by the Participant for Good Reason (as defined in the Participant’s employment agreement with the Company (or any affiliate) in effect at the time the Participant gives notice of a Good Reason condition to the Company (or any affiliate) pursuant to such agreement). For the purposes of this Agreement, a Restriction Period is defined as a period that is a Policy Restriction Period or a Voting Agreement Restriction Period or both. A Policy Restriction Period is defined as any period during which Cornerstone Therapeutics’ insider trading policy, as such policy may be amended or superseded from time to time, prohibits the Participant from selling, pledging or donating the Shares. A Voting Agreement Restriction Period is defined as any period during which the voting agreement, dated as of May 6, 2009, by and among Chiesi Pharmaceutici SpA, a corporation organized under the laws of Italy, the Participant, Cornerstone Therapeutics (solely with respect to Section 2(b) thereof) and certain other stockholders of Cornerstone Therapeutics, as such agreement may be amended or superseded from time to time, is still in effect.
     2. Except as hereby amended, the Restricted Stock Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.
     3. This Amendment shall terminate and be of no further force and effect if the Company Stock Purchase Agreement is terminated as provided in Section 6.1 thereof.
[signature page follows]

[Signature Page to Second Amendment to Amended and Restated Restricted Stock Agreement]
     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first set forth above.

CORNERSTONE BIOPHARMA HOLDINGS, INC.

By:	/s/ Craig A. Collard Name: Craig A. Collard
Title: President and Chief Executive Officer

PARTICIPANT

/s/ David Price

Name: David Price
ACKNOWLEDGED AND AGREED:
CORNERSTONE THERAPEUTICS INC.

By:	/s/ Craig A. Collard Name: Craig A. Collard
Title: President and Chief Executive Officer